EXHIBIT 99.1

Gladstone Investment Announces Cash Distributions for October, November and December, 2016 and Second Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., Oct. 11, 2016 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ:GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions and also announced its plan to report earnings for the second fiscal quarter ended September 30, 2016.

Common Stock: $0.0625 per share of common stock for each of October, November and December, 2016, payable per the table below.  The Company has paid 135 consecutive monthly cash distributions on its common stock.

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 19	October 21	October 31	$0.0625
November 15	November 17	November 30	$0.0625
December 16	December 20	December 30	$0.0625
Total for the Quarter:			$0.1875

Series B Term Preferred Stock: $0.140625 per share of the Company’s 6.75% Series B Cumulative Term Preferred Stock (“Series B Term Preferred Stock”) for each of October, November and December, 2016, payable per the table below. The Series B Term Preferred Stock trades on the NASDAQ under the symbol “GAINO.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 19	October 21	October 31	$0.140625
November 15	November 17	November 30	$0.140625
December 16	December 20	December 30	$0.140625
Total for the Quarter:			$0.421875

Series C Term Preferred Stock: $0.135417 per share of the Company’s 6.50% Series C Cumulative Term Preferred Stock (“Series C Term Preferred Stock”) for each of October, November and December, 2016, payable per the table below. The Series C Term Preferred Stock trades on the NASDAQ under the symbol “GAINN.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 19	October 21	October 31	$0.135417
November 15	November 17	November 30	$0.135417
December 16	December 20	December 30	$0.135417
Total for the Quarter:			$0.406251

Series D Term Preferred Stock: $0.15190972 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for the prorated period from and including the issuance date (September 26, 2016) to and including September 30, 2016, plus the full month of October 2016, and $0.13020833 per share of the Series D Term Preferred Stock for each of November and December 2016, payable per the table below. The Term Preferred Stock trades on the NASDAQ under the symbol “GAINM.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 19	October 21	October 31	$0.15190972
November 15	November 17	November 30	$0.13020833
December 16	December 20	December 30	$0.13020833
Total for the Quarter:			$0.41232638

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Wednesday, November 2, 2016, for the second quarter ended September 30, 2016. The Company will hold a conference call on Thursday, November 3, 2016 at 8:30 a.m. EDT to discuss its earnings results.  Please call (855) 376-7516 to enter the conference call.  An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through December 3, 2016.  To hear the replay, please dial (855) 859-2056 and use playback conference number 46685375.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com.  The event will be archived and available for replay on the Company’s website through January 3, 2017.

If you have questions prior to or following the earnings release you may e-mail them to info@gladstonecompanies.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

For further information: Gladstone Investment Corporation, +1-703-287-5893